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                                                                   EXHIBIT 10.22

                                    EXECUTIVE
                              EMPLOYMENT AGREEMENT

                                 P R E A M B L E

         This Executive Employment Agreement defines the essential terms and conditions of our employment relationship with you. The subjects covered in this Agreement are vitally important to you and to the Company. Thus, you should read the document carefully and ask any questions before signing the Agreement. Given the importance of these matters to you and the Company, all executives shall sign the Agreement as a condition of employment.

         This Agreement, dated and effective this 19th day of December, 2000, between Hill-Rom, Inc., an Indiana corporation (the "Company"), and R. Ernest Waaser, ("Executive").

                              W I T N E S S E T H:

         The Company desires to employ Executive as well as to safeguard the Company against disclosure or use of trade secrets or confidential data and to obtain a non-compete agreement; and

         In the course of Executive's employment, it will be necessary for Executive to acquire knowledge of trade secrets and confidential data of the Company; and

         Executive desires from the Company agreement on certain conditions regarding his employment and the termination of the employment relationship if the parties part ways;

         NOW, THEREFORE, in consideration of Executive's employment by the Company and the other benefits provided Executive under this Agreement and the mutual covenants herein contained, the parties agree as follows:

1. Employment. The Company agrees to employ Executive and Executive agrees to serve as President and CEO. Executive's employment with the Company is at-will which means he may terminate his employment at any time, for any reason, with or without notice. Likewise, the Company has the right to terminate Executive's employment at any time for any reason not prohibited by law upon the terms and conditions set out in the Agreement. Nothing in this Agreement is intended to create and should not be interpreted to create an employment contract for any specified length of time between Executive and the Company.

2. Compensation. The Company shall pay Executive for his services, compensation as follows:

         (a) A base salary at the rate of $12,500 bi-weekly, less usual and ordinary deductions, annualized at $325,000.

         (b) Incentive compensation, payable solely at the discretion of the Company, pursuant to the Company's Exempt Employee Executive Compensation Program.

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         (c)      Such additional compensation, benefits and perquisites as the
                  Company, in its discretion, may deem appropriate. (The initial package of additional benefits and perquisites is outlined in the attached offer letter and incorporated herein by reference. However, the Parties agree that nothing contained herein shall be construed to prohibit or otherwise restrict the Company from exercising its sole discretion to eliminate or modify any such benefits at any time as it sees fit.)

         Notwithstanding anything contained herein to the contrary, the Company maintains the right to change Executive's compensation structure, including but not limited to, eliminating a compensation component, and any other changes the Company deems appropriate in its sole discretion.

3. Duties. Executive shall at all times faithfully and diligently perform his obligations under this Agreement and act in the best interest of the Company and its affiliated companies including any parent or subsidiaries (hereinafter jointly referred to as the "Companies"). Executive's duties shall be to act in such office or capacity as the Company may request from time to time and Executive agrees to perform all duties necessary or advisable in order to carry out such functions in an efficient manner. Executive's duties and responsibilities at all times shall be subject to the authority of the Board of Directors of the Company and such officers and agents thereof to whom authority may be delegated thereby, and/or curtailed at any time. Executive shall at all times devote his full time, best efforts and ability, skill, and attention exclusively to the furtherance of the business objectives and interests of the Company, all to the exclusion of other employers or interests or their products and services. Executive shall not engage in any gainful employment other than under this Agreement without the prior written consent of the Company. In addition, Executive shall at all times act in accordance with the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct and Corporate Compliance Handbook.

4. Warranties and Indemnification. Executive warrants that he is not a party to any restrictive covenant, contract or other agreement limiting or otherwise adversely affecting his employment with the Company. Executive further agrees to indemnify and hold the Company harmless from any and all claims arising from, or involving the enforcement of, any such restrictive covenants or other agreements.

5. Termination of Employment. Because Executive is an at-will employee, his employment may be terminated at any time, without cause, by Executive or the Company upon sixty (60) days written notice or pay in lieu of notice. Executive's employment may be terminated at any time, without notice, for cause. For purposes of this Agreement, cause shall be defined to include but shall not be limited to things such as dishonesty, nonperformance of duties, violation of Company policy or procedures, conviction of a felony, violation of the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct, or disloyalty or a failure to act or not act in accordance with the direction of the Company.

                  If, because of disability, Executive becomes unable to perform the essential functions of his position, with or without reasonable accommodation, Executive's employment shall be terminated. However, Executive may be entitled to benefits under the Company's regular fringe benefit programs if he meets the eligibility criteria of such programs.

                  If Executive's employment terminates for whatever reason, prior to the end of the fiscal year, Executive shall not be entitled to any of the compensation, benefits and perquisites

                                     - 2 -

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         identified in Paragraphs 2(b) and (c) above for any portion of such fiscal year which have not already been paid to Executive as of the date of his separation.

6. Severance Payments. Subject to the terms and conditions set out below, if Executive's employment with the Company is terminated without cause, the Company shall pay Executive severance pay based upon his base salary at the time of termination for a period of twelve (12) months.

                  No severance pay shall be paid if Executive voluntarily leaves the Company's employ or is terminated for cause.

                  Moreover, any severance pay payable hereunder shall be offset against any amount of notice pay paid pursuant to Paragraph 5 and is contingent upon Executive complying with the covenants and agreements of Paragraphs 7 through 10 and executing a Termination and Release Agreement in a form not substantially different from that attached to the Agreement as Exhibit A.

7. Protection of the Company's Business. Executive acknowledges that in the course of his employment he will acquire knowledge of trade secrets and confidential data of the Company. Such trade secrets and confidential data may include but are not limited to confidential product information, customer lists, technical information, methods by which the Company proposes to compete with its business competitors, secret strategic plans, confidential reports prepared by business consultants which may reveal strengths and weaknesses of the Company and its competition, and similar information relating to the Company's products, customers, strategies, and operations, which trade secrets and confidential data pertain to its operations throughout the United States and the world but maintain their situs in Indiana. In order to perform his obligations under this Agreement, Executive must necessarily learn such trade secrets and confidential data, all of which are extremely important to the Company, are not known outside the business of the Company, are known only to a limited group of its top executives and directors, are protected by strict measures to preserve secrecy, are of great value to the Company, are the result of the expenditure of money, time and effort thereby, are difficult for an outsider to duplicate, and disclosure of which would be extremely detrimental to the Company. Executive agrees to keep all such trade secrets or confidential data secret and not to release such information to persons not authorized by the Company to receive such secrets and data, both during his employment with the Company and at all times thereafter. Executive acknowledges that trade secrets and confidential data need not be expressly marked as such by the Company.

8. Documents, Inventions, Etc. All records, files, drawings, documents, equipment, and the like relating to the Company shall be and remain the sole property of the Company. Executive, on the termination of his employment hereunder, shall immediately return to the Company all such items without retention of any copies. De minimis items such as pay stubs, 401(k) plan summaries, employee bulletins, and the like are excluded from this requirement. Executive shall fully and promptly disclose to the Company all ideas, conceptions, inventions, discoveries, and designs that are conceived or contemplated by him within the scope of his employment and pertaining to the business of the Company (whether alone or with others and whether patentable or unpatentable hereinafter called "Inventions") and shall assign to the Company his entire right, title and interest in and to the Inventions. Executive shall take all reasonable action requested by the Company to protect, obtain title to and/or patent in any country in the name of the Company or its nominee, any of such Inventions, including execution and delivery of all applications, assignments and other papers deemed necessary by the Company, provided he is reimbursed reasonable expenses incurred by him in so doing.

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9.       Limited Non-Competition. During Executive's employment and thereafter if said employment should end for whatever reason, it is very important to the Company to protect its legitimate business interests by restricting Executive's ability to compete with the Company in a limited manner. Therefore, this provision is drafted narrowly so as to be able to safeguard the Company's legitimate business interests while not unreasonably interfering with Executive's ability to obtain alternate employment. Executive acknowledges that this limited non-competition provision is not an attempt to prevent him from obtaining other employment.

         (a) During At-Will Employment By Company. During Executive's employment by the Company, Executive shall not, directly or indirectly, have any ownership interest in, work for, advise, manage, or act as an agent or consultant for, or have any business connection or business or employment relationship with any person or entity that competes with the Company or that contemplates competing with the Company without the prior written approval of an executive officer of the Company.

         (b)      During Two Year Post-Employment Period. For a period of two
                  (2) years after Executive's separation from the Company (regardless of the reason for the separation), he shall not:

                  (i) directly or indirectly have any ownership interest in any entity or person engaged in research, development, production, sale or distribution of a product or service which competes with or is substantially similar to any product or service in research, development or design, or manufactured, produced, sold or distributed by the Company, within the geographical area in which Executive has been performing services on behalf of the Company or for which he has been assigned responsibility at anytime within the twenty-four (24) months preceding his separation.

                  (ii) within the geographical area in which Executive has been performing services on behalf of the Company or for which he has been assigned responsibility at anytime within the twenty-four (24) months preceding his separation, directly or indirectly in any competitive capacity, work for, advise, manage, or act as an agent or consultant for or have any business connection or business or employment relationship with any entity or person engaged in research, development, production, sale or distribution of a product or service which competes with or is substantially similar to any product or service in research, development or design, or manufactured, produced, sold or distributed by the Company.

                  (iii) directly or indirectly market, sell or otherwise provide any products or services which are competitive with or substantially similar to any product or service in research, development or design, or manufactured, produced, sold or distributed by the Company, to any customer of the Company with whom Executive has had contact (either directly or indirectly) or over which he has had responsibility at any time during the twenty-four
                           (24) months preceding his separation.

         (c) In the event that Executive worked for the Company less than a total of twenty-four (24) months prior to separation, the limited non-competition of sections 9(b)(i) - (iii) above shall remain in effect the longer of --

                  (i)      six (6) months, or

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                  (ii)     the term of Executive's employment with the Company
                           (e.g., if Executive worked for the Company for ten
                           (10) months, the limited non-competition provisions apply for ten (10) months post separation).

         (d) Executive acknowledges that after termination of this Agreement, he will inevitably possess trade secrets and confidential data of the Company which he would inevitably use if he were to engage in conduct prohibited as set forth above and such use would be unfair to and extremely detrimental to the Company and in view of the benefits provided him in this Agreement, such conduct on his part would be inequitable. Accordingly, Executive separately and severally covenants for the benefit of the Company to keep each of the covenants described in the foregoing provisions of Paragraph 9 above throughout the two year period specified above.

         (e) Publicly Traded Stock. Nothing in the foregoing provisions of Paragraph 9 prohibits Executive from purchasing for investment purposes only, any stock or corporate security traded or quoted on a national securities exchange or national market system, so long as such ownership does not violate the Hillenbrand Industries, Inc. Handbook of Ethical Business Conduct.

         (f) Maximum Application. In the unlikely event that a court of competent jurisdiction were to determine that any portion of this limited non-competition provision is unenforceable, then the parties agree that the remainder of the limited non-competition provision shall remain valid and enforceable to the maximum extent possible.

10. Other Limited Prohibitions. During Executive's employment by the Company and for two (2) years post-separation (for whatever reason) or the length of Executive's tenure whichever is less (but in no event less than six (6) months), Executive shall not:

         (a) Request or advise any customer of the Company, or any person or entity having business dealings with the Company, to withdraw, curtail or cease such business with the Company;

         (b) Disclose to any person or entity the identities of any customers of the Company, or the identity of any persons or entities having business dealings with the Company; or

         (c) Directly or indirectly influence or attempt to influence any other employee of the Company to separate from the Company.

11. Consent to Reasonableness. In light of Executive's knowledge of an access to the Company's Confidential Information, the Executive and the Company expressly agree that the terms of the foregoing limited non-competition and non-solicitation provisions are reasonable and necessary to protect the Company's legitimate business interests and do not unreasonably interfere with Executive's ability to obtain alternate employment. As such Executive hereby agrees that such restrictions are valid and enforceable and affirmatively waives any argument or defense to the contrary. Further, Executive acknowledges that any alleged breach by the Company of any contractual, statutory or other obligation shall not excuse or terminate his obligations hereunder or otherwise preclude the Company from seeking injunctive or other relief.

12. Scope of Restrictions. If the scope of any restriction contained in any preceding paragraphs of this Agreement is too broad to permit enforcement of such restriction to its fullest extent then

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         such restriction shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

13. Specific Enforcement/Injunctive Relief. Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in Paragraphs 7 through 10, but that such damages from any breach would be great, incalculable and irremedial, and that damages would be an inadequate remedy. Accordingly, Executive agrees that the Company may have specific performance of the terms of this Agreement in any court having jurisdiction. In addition, if Executive violates the provisions of Paragraphs 9 or 10, Executive agrees that any period of such violation shall be added to the term of the restriction. For example, if Executive violates the non-competition provision for three months, the Company shall be entitled to enforce the non-competition provision for two years and three months post-separation. In determining the period of any violation, the parties stipulate that in any calendar month in which Executive engages in any activity violative of the provisions of Paragraphs 9 or 10, Executive is deemed to have violated such provision for the entire month, and that month shall be added to the duration of the non-competition provision as set out above. The parties agree however, that specific performance and the "add back" remedies described above shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including but not limited to temporary, preliminary, and/or permanent injunctive relief. Executive further agrees that the Company shall be entitled to an award of all costs and attorneys' fees incurred by it to enforce the terms of this Agreement.

14. Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement which shall be given effect independently of the invalid provisions; and, in such circumstances, the invalid provision is severable.

15. Titles. Titles are used for the purpose of convenience in this Agreement and shall be ignored in any construction of it.

16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Indiana. The parties expressly agree that it is appropriate for Indiana law to apply: (1) to the interpretation of this Agreement; (2) to any disputes arising out of this Agreement; and (3) to any disputes arising out of the employment relationship of the parties.

17. Choice of Forum. The Company is based in Indiana, and Executive understands and acknowledges the Company's desire and need to defend any litigation against it in Indiana. Accordingly, the parties agree that any claim of any type brought by Executive against the Company or any of its employees or agents must be maintained only in a court sitting in Marion County, Indiana, or Ripley County, Indiana, or, if a federal court, the Southern District of Indiana, Indianapolis Division.

                  Executive further understands and acknowledges that in the event the Company initiates litigation against him, the Company may need to prosecute such litigation in his forum state, in the State of Indiana, or in such other state where Executive is subject to personal jurisdiction. Accordingly, the parties agree that the Company can pursue any claim against Executive in any forum in which Executive is subject to personal jurisdiction. Executive specifically consents to personal jurisdiction in the State of Indiana, as well as any state in which resides a customer assigned to him.

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18.      Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to its benefit, its successors and affiliated companies and shall be binding upon the successors and assigns of the Company. This Agreement, being personal to Executive, cannot be assigned by Executive, but his personal representative shall be bound by all its terms and conditions.

19. Assignment-Waiver-Notices. The rights and obligations of the Company under this Agreement shall inure to the benefit of its successors and affiliated companies and shall be binding upon the successors and assignees of the Company. This Agreement, being personal to the Executive, cannot be assigned by Executive, but his personal representative shall be bound by all its terms and conditions. The waiver by the Company of breach of any provision of this Agreement by Executive shall not be construed as a waiver of any subsequent breach by Executive. Any notice hereunder shall be sufficient if in writing and mailed to the last known residence of Executive or to the Company at its principal office.

20. Amendments and Modifications. Except as specifically provided herein, no modification, amendment, extension or waiver of this Agreement or any provision hereof shall be binding upon the Company or Executive unless in writing and signed by both parties. Nothing in this Agreement shall be construed as a limitation upon the Company's right to modify or amend any of its manuals at its sole discretion and any such modification or amendment which pertains to matters addressed herein shall be deemed to be incorporated in and made a part of this Agreement.

21. Complete Agreement. This Agreement constitutes the entire employment agreement of the parties and supersedes all prior employment agreements addressing the terms, conditions, and issues contained herein. Nothing in this Agreement, however, affects any separate written agreements addressing other terms and conditions and issues (by way of example only, the Inventions, Improvements, Copyrights and Trade Secrets Agreement).

         IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the day and year first above written.

EXECUTIVE                                     HILL-ROM, INC.

_______________________________               By: ______________________________

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                                                                       Exhibit A

                        SEPARATION AND RELEASE AGREEMENT

         THIS SEPARATION and RELEASE AGREEMENT ("Agreement") is entered into by and between [Employee's Full Name] ("Employee") and [Name of Operating Company] ("Company"). To wit, the Parties agree as follows:

1. Employee's active employment by the Company shall terminate effective [date of termination] (Employee's "Effective Termination Date"). As of that date, all Company benefits and obligations shall terminate except as specifically provided by this Agreement. Employee agrees that the Company shall have no other obligations or liabilities to him and that his receipt of the severance benefits provided herein shall constitute a complete settlement and satisfaction of any and all claims he may have against the Company.

2. In consideration of the promises contained in this Agreement and contingent upon Employee's compliance with such promises, the Company agrees to provide Employee the following:

         (i) Severance pay, inclusive of any notice pay obligations, to be paid at the bi-weekly rate of $_______, less applicable deductions, for a period of [weeks of separation] (___) weeks following the date of termination or until Employee becomes employed again, whichever first occurs;

         (ii) Payment for any earned but unused vacation as of [date of termination]; and

         (iii) Life insurance coverage until the above-referenced Severance Pay terminates.

         The above Severance Benefits shall be paid in accordance with the Company's standard payroll practices and shall begin on the first normally scheduled payroll following Employee's Effective Termination Date or the effective date of this Agreement, whichever occurs last.

3. As of the Effective Termination Date, Employee will become ineligible to participate in the Company's health insurance program and continuation of coverage requirements under COBRA will be triggered at that time. However, as additional consideration for the promises and obligations contained herein, and provided Employee completes the applicable election of coverage forms, the Company further agrees to pay the cost of such continued coverage under the Company's health care program until the above-referenced Severance Pay terminates. Thereafter, if applicable, coverage will be made available to Employee at his sole expense for the remaining months of the COBRA coverage period made available pursuant to applicable law. The medical insurance provided herein does not include any disability coverage.

4. Should Employee become employed before the above-referenced Severance Benefits are exhausted or terminated, Employee agrees to so notify the Company in writing within three (3) business days of Employee's acceptance of such employment, providing the name of such employer as well as the anticipated start date.

5. It is understood by the Parties that, unless it is specifically stated otherwise, nothing in this Agreement shall affect any rights Employee may have under any Profit Sharing and Savings Plan (401(k)) and/or Pension Plan provided by the Company as of the date of his termination, such items to be governed by the terms of the applicable plan documents.

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6.       In exchange for the foregoing Severance Benefits, [EMPLOYEE'S FULL
         NAME] on behalf of himself, his heirs, representatives, agents and assigns hereby COVENANTS NOT TO SUE, RELEASES, INDEMNIFIES, HOLDS HARMLESS, and FOREVER DISCHARGES (i) [Name of Operating Company], (ii) its parent, subsidiary or affiliated entities, (iii) all of their present or former directors, officers, employees, shareholders, and agents as well as (iv) all predecessors, successors and assigns thereof from any and all actions, charges, claims, demands, damages or liabilities of any kind or character whatsoever, known or unknown, which Employee now has or may have had through the effective date of this Agreement.

7. Without limiting the generality of the foregoing release, it shall include: (i) all claims or potential claims arising under any federal, state or local laws relating to the Parties' employment relationship, including any claims Employee may have under the Civil Rights Acts of 1866 and 1964, as amended, 42 U.S.C. Sections 1981 and 2000(e) et seq.; the Civil Rights Act of 1991; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq.; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Sections 12,101 et seq.; the Fair Labor Standards Act 29 U.S.C. Sections 201 et seq.; and any other federal, state or local law governing the Parties' employment relationship; (ii) any claims on account of, arising out of or in any way connected with Employee's employment with the Company or leaving of that employment; (iii) any claims alleged or which could have been alleged in any charge or complaint against the Company; (iv) any claims relating to the conduct of any employee, officer, director, agent or other representative of the Company; (v) any claims of discrimination or harassment on any basis; (vi) any claims arising from any legal restrictions on an employer's right to separate its employees; (vii) any claims for personal injury, compensatory or punitive damages or other forms of relief; and (viii) all other causes of action sounding in contract, tort or other common law basis, including (a) the breach of any alleged oral or written contract, (b) negligent or intentional misrepresentations, (c) wrongful discharge, (d) just cause dismissal,
         (e) defamation, (f) interference with contract or business relationship or (g) negligent or intentional infliction of emotional distress.

8. The Parties acknowledge that it is their mutual and specific intent that the above waiver fully comply with the requirements of the Older Workers Benefit Protection Act (29 U.S.C. Section 626). Accordingly, Employee hereby acknowledges that:

         (a) He has carefully read and fully understands all of the provisions of this Agreement and that he has entered into this Agreement knowingly and voluntarily;

         (b) The Severance Benefits offered in exchange for Employee's release of claims exceed in kind and scope that to which he would have otherwise been legally entitled;

         (c) Prior to signing this Agreement, Employee had been advised in writing and given an opportunity to consult with an attorney of his choice concerning its terms and conditions; and

         (d) He has been offered at least twenty-one (21) days within which to review and consider this Agreement.

9. The Parties agree that nothing contained herein shall purport to waive or otherwise affect any of Employee's rights or claims which may arise after this Agreement is signed by him.

10. The Parties agree that this Agreement shall not become effective and enforceable until seven (7) calendar days after its execution by Employee or Employee's last day of active employment, whichever occurs last. Employee may revoke this Agreement for any reason by providing written notice of such intent to the Company within seven (7) days after he has signed this Agreement, thereby forfeiting Employee's right to receive any Severance Benefits provided hereunder and rendering this Agreement null and void in its entirety.

11. Employee hereby affirms and acknowledges his continued obligations to comply with the post-termination covenants contained in his Employment Agreement, including but not limited to, the non-compete, trade secret and confidentiality provisions. Employee acknowledges that a copy of the Employment Agreement has been attached to this Agreement as Exhibit ___ or has otherwise been provided to him and, to the extent not inconsistent with the terms of this Agreement, the terms thereof shall be incorporated herein by reference. Employee acknowledges that the restrictions contained therein are valid and reasonable in every respect and are necessary to protect the Company's legitimate business interests. Employee hereby affirmatively waives any claim or defense to the contrary.

12. On or before [date of termination], Employee agrees to return to the Company the original and all copies of all things in his possession or control relating to the Company or its business, including but not limited to any and all contracts, reports, memoranda, correspondence, manuals, forms, records, designs, budgets, contact information or lists (including customer, vendor or supplier lists), ledger sheets or other financial information, drawings, plans (including, but not limited to, business, marketing and strategic plans), personnel or other business files, computer hardware, software, or access codes, door and file keys, identification, credit cards, pager, phone, and any and all other physical, intellectual, or personal property of any nature that he received, prepared, helped prepare, or directed preparation of in connection with his employment with the Company. Nothing contained herein shall be construed to require the return of any non-confidential and de minimis items regarding Employee's pay, benefits or other rights of employment such as pay stubs, W-2 forms, 401(k) plan summaries, benefit statements, etc.

13. Employee agrees not to discuss or disclose, directly or indirectly, any proprietary or confidential information regarding the Company without its express written consent. Employee further agrees not to make any written or oral statement that may defame, disparage or cast in a negative light so as to do harm to the personal or professional reputation of (a) the Company, (b) its employees, officers, directors or trustees or (c) the services and/or products provided by the Company and its subsidiaries or affiliate entities.

14. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

15. Employee specifically agrees and understands that the existence and terms of this Agreement are strictly CONFIDENTIAL and that such confidentiality is a material term of this Agreement. Accordingly, except as required by law or unless authorized to do so by the Company in writing, Employee agrees that he shall not communicate, display or otherwise reveal any of the contents of this Agreement to anyone other than his spouse, legal counsel or financial advisor provided, however, that they are first advised of the confidential nature of this Agreement and Employee obtains their agreement to be bound by the same. The Company agrees that Employee may respond to legitimate inquiries regarding the termination of his employment by stating that the Parties have terminated their relationship on an amicable basis and that the Parties have entered into a Confidential Separation and Release Agreement which prohibits him from further discussing the specifics of his separation. [Nothing contained herein shall be construed to prevent Employee from discussing or otherwise advising subsequent employers of the existence of any obligations as set forth in his Employment Agreement. Further,] nothing contained herein shall be construed to limit or otherwise restrict the Company's ability to disclose the terms and conditions of this Agreement as it sees fit in its sole discretion.

16. In the event that Employee breaches or threatens to breach any provision of this Agreement, he agrees that the Company shall be entitled to discontinue providing any additional Severance Benefits and to seek any and all equitable and legal relief provided by law, specifically including immediate and permanent injunctive relief. Employee hereby waives any claim that the Company has an adequate remedy at law. In addition, Employee agrees that the Company shall be entitled to an award of all costs and attorneys' fees incurred by the Company in any effort to enforce the terms of this Agreement. Employee agrees that the foregoing relief shall not be construed to limit or otherwise restrict the Company's ability to pursue any other remedy provided by law, including the recovery of any actual, compensatory or punitive damages. Moreover, if Employee pursues any claims against the Company which is subject to the foregoing General Release, or breaches the above Confidential provision, Employee agrees to immediately reimburse the Company for the value of all benefits received under this Agreement.

17. Employee acknowledges that this Agreement is entered into solely for the purpose of terminating his employment relationship with the Company on an amicable basis and shall not be construed as an admission of liability or wrongdoing by the Company and further acknowledges that the Company has expressly denied any such liability or wrongdoing.

18. Each of the promises and obligations shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties.

19. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana.

20. Employee represents and acknowledges that in signing this Agreement he does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company's employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement other than those specifically contained herein.

21. This Agreement represents the entire agreement between the Parties concerning the subject matter hereof, shall supercede any and all prior agreements which may otherwise exist between them concerning the subject matter hereof (specifically excluding, however, the post-termination obligations contained in any existing Employment Agreement or other legally-binding document), and shall not be altered, amended, modified or otherwise changed except by a writing executed by both Parties.

               PLEASE READ CAREFULLY. THIS SEPARATION AND RELEASE
                  AGREEMENT INCLUDES A COMPLETE RELEASE OF ALL
                            KNOWN AND UNKNOWN CLAIMS.

         IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

"EMPLOYEE"                                    [NAME OF OPERATING COMPANY]

Signed: ______________________________        By: ______________________________

Printed: _____________________________        Title: ___________________________

Dated: _______________________________        Dated: ___________________________

December 22, 2003



R. Ernest Waaser
Hill-Rom, Inc.
1069 State Route 46 East
Batesville, Indiana 47006


Dear Ernest:

Re: Amendment to Employment Agreement

         This is to confirm that, notwithstanding anything in Paragraphs 5 and 16 of the Employment Agreement dated December 19, 2000, between you and Hill-Rom, Inc, Inc. ("Company") (hereinafter "Employment Agreement"), in the event your employment is involuntarily terminated by the Company without cause, you shall, subject to the terms and conditions set out below, be entitled to receive the greater of:

         (i) (a) Fifty-two (52) weeks of your base salary at the time of termination paid as a lump sum, without set off for any other income over and above such severance or any Accrued Obligations and (b) any Accrued Obligations; or

         (ii) (a) Severance pay determined in accordance with any guidelines established by the Company, without set off for any other income over and above such severance or any Accrued Obligations and (b) any Accrued Obligations;

"Accrued Obligations" collectively refers to accrued wages, deferred compensation, or other compensation, benefits, or perquisites which have been fully paid or fully accrued as of the effective date of your separation, in accordance with the Company's past practice and applicable law.

This severance pay will be in lieu of, and not in addition to, any amount of severance pay previously described in Paragraph 16 of your Employment Agreement as payable to you in the event your employment with the Company is involuntarily terminated without cause.

No severance pay shall be paid if you voluntarily leave the Company's employ or are terminated for cause. Any severance pay made payable hereunder shall be paid in lieu of, and not in addition to, any notice pay.

Additionally, such severance pay is contingent upon you (1) fully complying with any restrictive covenants contained in your Employment Agreement and (2) executing a Termination and Release Agreement in a form not substantially different from that attached to your Employment Agreement as Exhibit A ("Separation Agreement") and including the terms contained in this Amendment.

Except to the extent explicitly amended herein, all terms and conditions contained in your Employment Agreement, in any document specifically incorporated therein by reference, and in any other agreement between you and the Company, shall remain in full force and effect.

Sincerely,


Frederick W. Rockwood
President and CEO
Hillenbrand Industries, Inc.

THIS AMENDMENT IS MADE PART OF AND SHOULD BE KEPT WITH YOUR EMPLOYMENT AGREEMENT